EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan and to the incorporation by reference therein of our report dated February 25, 2005, with respect to the consolidated financial statements of Asset Acceptance Capital Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
May 12, 2005